Exhibit 99.1


PRESS RELEASE                                           FOR IMMEDIATE RELEASE

                                                  Contact:  Stephen E. Wessel
                                                               (504) 457-6220



                        CHIEF FINANCIAL OFFICER OF
                  GS FINANCIAL CORP. AND GUARANTY SAVINGS
                                  RESIGNS


     Metairie, Louisiana - (December 22, 2005) - GS Financial Corp. (the "Company") (Nasdaq/NMS: GSLA) and its subsidiary, Guaranty Savings and Homestead Association (the "Association"), announced today that Jerry Sintes, Chief Financial Officer, has tendered his resignation to the Board of Directors effective December 31, 2005.

     Mr. Sintes advised the Board of Directors that the effects of Hurricane Katrina on the New Orleans area and him personally led him to seek a new position outside of Louisiana. Mr. Sintes has accepted a position with a bank in the State of Florida.

     GS Financial Corp. provides community banking services through its wholly-owned subsidiary, Guaranty Savings and Homestead Association, a Louisiana chartered savings association, in the metropolitan New Orleans area.